UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2018 (August 3, 2018)

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 S. Bond Street, #600

Baltimore, Maryland 21231

(Address, including zip code, of principal executive offices)

(410) 931-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On August 3, 2018 and August 6, 2018, Mason Finance Sub. Inc., a newly-formed finance subsidiary (the “Escrow Issuer”) of WillScot Corporation (the “Company”), completed private offerings of $200.0 million in aggregate principal amount of its senior unsecured notes due 2023 (the “Unsecured Notes”) and $300.0 million in aggregate principal amount of its 6.875% senior secured notes due 2023 (the “Secured Notes” and together with the Unsecured Notes, the “Notes”), respectively. The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in accordance with Regulation S under the Securities Act.

The offering proceeds were deposited into escrow accounts, pending the closing of the Company’s previously-announced acquisition of Modular Space Holdings, Inc. (the “ModSpace Acquisition”). The offering proceeds will, contemporaneously with the closing of the ModSpace Acquisition and subject to the satisfaction of certain customary conditions, be released from escrow to fund the ModSpace Acquisition and to pay related costs and expenses. Concurrently therewith, the Escrow Issuer will merge with and into Williams Scotsman International, Inc. (“WSII”), an indirect subsidiary of the Company, with WSII surviving the merger (the “Escrow Merger”) and assuming the obligations under the Notes and the Indentures (as defined below).

If the ModSpace Acquisition is not consummated, the Notes will be subject to special mandatory redemption and the escrowed funds will be released to redeem the Notes, pursuant to the terms of the Indentures.

Unsecured Notes Indenture

On August 3, 2018, the Escrow Issuer entered into an indenture with Deutsche Bank Trust Company Americas, as trustee (the “Unsecured Notes Indenture”), which governs the terms and conditions of the Unsecured Notes.

The Unsecured Notes will mature on November 15, 2023.  They will bear interest at a rate of 10.0% per annum if paid in cash (or if paid in kind, 11.5% per annum) for any interest period ending on or before February 15, 2021, and thereafter will be payable solely in cash at an increased rate per annum of 12.5%. Interest will be payable semi-annually on February 15 and August 15 of each year, beginning February 15, 2019. Upon consummation of the Escrow Merger, WSII will assume the Escrow Issuer’s obligations under the Unsecured Notes Indenture.

The Unsecured Notes will not be prepayable until February 15, 2019.  From time to time during the period from February 15, 2019 through August 14, 2019, WSII, at its option, may redeem the Unsecured Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Unsecured Notes, plus the Applicable Premium (as defined in the Unsecured Notes Indenture) as of, and accrued and unpaid interest to but not including the redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date); provided, that if the Notes are being redeemed in part, such redemption will not reduce the aggregate principal amount of the Notes outstanding below $50,000,000 (together with any PIK Interest in respect thereof).  If WSII undergoes a change of control or sells certain of its assets, WSII may be required to offer to repurchase the Unsecured Notes.

At any time and from time to time on and after August 15, 2019, WSII, at its option, may redeem the Unsecured Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount set forth below plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders (as defined therein) on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the periods referred to below, beginning on August 15, 2019; provided however, that if the Unsecured Notes are being redeemed in part, such redemption will not reduce the aggregate principal amount of the Unsecured Notes outstanding below $50.0 million (together with any PIK Interest in respect thereof).

Periods following the Issue Date	Redemption Price
August 15, 2019 – February 14, 2020	102.000%
February 15, 2020 – February 14, 2021	104.000%
February 15, 2021 and thereafter	106.000%

From and after the closing of the ModSpace Acquisition, the Unsecured Notes will be unconditionally guaranteed by each of WSII’s direct and indirect domestic subsidiaries and WSII’s parent, Williams Scotsman Holdings Corp. (“Holdings” and collectively, the “Note Guarantors”). The Company is not a guarantor of the Notes.  All Note Guarantors as well as certain of our non-US subsidiaries are guarantors or borrowers under WSII’s asset-backed revolving credit facility, as amended from time to time (including in connection with the ModSpace Acquisition) (the “ABL Facility”). To the extent the lenders under the ABL Facility release any Note Guarantor’s guarantee in respect of the ABL Facility (other than in connection with a repayment or satisfaction of obligations in full), such Note Guarantor will also be released from its guarantee obligations in respect of the Unsecured Notes.  The Note Guarantors’ guarantees of the Unsecured Notes are senior, unsecured obligations (except that the guarantee of the Unsecured Notes provided by WillScot Equipment II, LLC, a Delaware limited liability company (“WS Equipment II”) which holds certain of WSII’s uncertificated assets in the United States, will be subordinated to its obligations under the ABL Facility).

Secured Notes Indenture

On August 6, 2018, the Escrow Issuer entered into an indenture with Deutsche Bank Trust Company Americas, as trustee (the “Secured Notes Indenture” and together with the Unsecured Notes Indenture, the “Indentures”), which governs the terms of the Secured Notes.

The Secured Notes will mature on August 15, 2023. They will bear interest at a rate of 6.875% per annum. Interest will be payable semi-annually on February 15 and August 15 of each year, beginning February 15, 2019. Upon consummation of the Escrow Merger, WSII will assume the Escrow Issuer’s obligations under the Secured Notes Indenture.

At any time and from time to time on and after August 15, 2020, WSII, at its option, may redeem the Secured Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount set forth below plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the 12 month period beginning on August 15 of each of the years set forth below.

Year	Redemption Price
2020	103.438%
2021	101.719%
2022 and thereafter	100.000%

WSII may redeem the Secured Notes at any time before August 15, 2020 at a redemption price equal to 100% of the principal amount thereof, plus a customary make whole premium for the Secured Notes being redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date. At any time prior to August 15, 2020, WSII may redeem up to 40% of the aggregate principal amount of the Notes at a price equal to 106.875% of the principal amount of the Secured Notes being redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date with the net proceeds of certain equity offerings. WSII may also redeem up to 10% of the aggregate principal amount of the Notes at any time prior to the second anniversary of the closing date of this offering at a redemption price equal to 103% of the principal amount of the Notes being redeemed during each twelve-month period commencing with the issue date, plus accrued and unpaid interest, if any, to but not including the redemption date. If WSII undergoes a change of control or sells certain of its assets, WSII may be required to offer to repurchase the Notes.

From and after the closing of the ModSpace Acquisition, the Secured Notes will be unconditionally guaranteed by the Note Guarantors. The Company is not a guarantor of the Notes. The Note Guarantors as well as certain of our non-US subsidiaries are guarantors or borrowers under the ABL Facility.  To the extent lenders under the ABL Facility release any Note Guarantor’s guarantee of the obligations in respect of the ABL Facility (other than in connection with a repayment or satisfaction of obligations in full), such Note Guarantor will also be released from its guarantee obligations in respect of the Secured Notes.  These guarantees are secured by a second priority security interest in substantially all of the assets of WSII and the Note Guarantors (subject to customary exclusions).  The guarantees of the Secured Notes by WS Equipment II, which holds certain of WSII’s uncertificated assets in the United States, will be subordinated to its obligations under the ABL Facility.

Item 2.02                                           Results of Operations and Financial Condition.

On August 7, 2018, the Company issued a press release announcing financial results for the second quarter ended June 30, 2018, a copy of which is attached as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Indenture, dated as of August 3, 2018, by and among Mason Finance Sub, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

1.2	Indenture, dated as of August 6, 2018, by and among Mason Finance Sub, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

99.1	Press release, dated August 7, 2018, announcing financial results of the second quarter ended June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

	By:	/s/ Bradley Bacon
Dated: August 7, 2018		Name: Bradley Bacon
Title: Vice President, General Counsel & Corporate Secretary